UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2006

SONGZAI INTERNATIONAL HOLDING GROUP, INC.

f/k/a HERITAGE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-66994
(Commission File Number)

43-1932733
(I.R.S. Employer Identification No.)

20337 Rimview Place, Walnut, California 91789
(Address of Principal Executive Offices) (Zip Code)

(909) 468-2840
(Registrant's Telephone Number, Including Area Code)

              Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Songzai International Holding Group, Inc., a Nevada corporation, f/k/a Heritage Companies, Inc. (the "Registrant"), in connection with the items set forth below.

Item 3.03 Material Modification to Rights of Security Holders.

On April 8, 2005, Registrant reported in its Report on Form 8-K that on April 5, 2004, the Registrant entered into a Purchase and Sale Agreement with Registrant's Chairman, Hong Wen Li, and Songzai Metal Products, Ltd., a corporation organized under the laws of the People's Republic of China. Under the Agreement, the Registrant acquired 100% of Heilongjiang Tong Gong Coal Mining Co., Limited in exchange for 400,000 shares of Registrant’s Series A Preferred Stock.

In connection with this transaction, the Registrant amended its corporate charter to increase its authorized common stock to 1,000,000,000 shares and authorize 8,000,000 shares of "blank check" preferred stock, issuable on terms and conditions to be approved by the Board of Directors from time to time. The amendment was approved by the Registrant’s shareholders in May 2004 and the Registrant filed the Certificate of Amendment with the Secretary of State of Nevada on July 16, 2004.

On March 30, 2005, Registrant reported in its Report on Form 8-K the closing of the acquisition of Heilongjiang Tong Gong Coal Mining Co., Ltd. Pursuant to the Purchase Agreement, Registrant is obligated to issue to Registrant’s Chairman 400,000 shares of Series A Preferred Stock, each share of which is convertible into 100 shares of the Registrant’s common stock.

Today, Registrant is reporting the filing of a Certificate of Designation pursuant to which the Board of Directors has designated 400,000 shares of its preferred stock as Series A Preferred Stock with the following rights, preferences and privileges:

1. Optional Conversion. Each holder of shares of Series A Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of Series A Preferred Stock into one hundred (100) fully paid and nonassessable shares of Common Stock (the “Conversion Rate”); provided, however, that any Optional Conversion must involve the issuance of at least 100,000 shares of Common Stock.

2. Mandatory Conversion. Upon (i) any consolidation or merger of the Corporation with any other entity; (ii) any sale or transfer of all or substantially all of the assets of the Corporation; (iii) any sale or transfer of all or substantially all of the stock of the Corporation; or (iv)any share exchange or other transaction pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, then, at the option of the Corporation the Series A Preferred Stock shall into a number of fully paid and nonassessable shares of Common Stock at the Conversion Rate.

3. Adjustment to Conversion Rate. The Conversion Rate shall be subject to adjustment from time to time for stock splits, stock dividends and the like. In addition, if the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Corporation’s stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the holders of Series A Preferred Stock shall be entitled, upon any conversion of shares of Series A Preferred Stock after the date of record for determining stockholders entitled to such Distribution (or if no such record is taken, the date on which such Distribution is declared or made), to receive the amount of such assets that would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion had such holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution (or if no such record is taken, the date on which such Distribution is declared or made).

4. Voting Rights. The holders of the Series A Preferred Stock shall have no voting power whatsoever, except as otherwise provided in the Certificate of Designation or by the Nevada Revised Statutes (“NRS”). To the extent that under the Nevada Revised Statutes the vote of the holders of the Series A Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of the Series A Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock (except as otherwise may be required under the NRS) shall constitute the approval of such action by the class. To the extent that under the NRS holders of the Series A Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price is calculated.

5. Additional Provisions. So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by the NRS) of the holders of a majority of the then outstanding shares of Series A Preferred Stock:

    (i) alter or change the rights, preferences or privileges of the Series A Preferred Stock, or increase the authorized number of shares of Series A Preferred Stock;

    (ii) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series A Preferred Stock;

    (iii) enter into any agreement, commitment, understanding or other arrangement to take any of the foregoing actions; or

    (iv) cause or authorize any subsidiary of the Corporation to engage in any of the foregoing actions.

6. Cancellation of Series A Preferred Stock. If any shares of Series A Preferred Stock are converted, the shares so converted shall be canceled, shall return to the status of authorized, but unissued Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series A Preferred Stock.

As previously reported in Registrant’s Report on Form 8-K filed with the Commission on April 15, 2005, which is incorporated herein by reference, the issuance of the preferred shares, if converted to common, will effectively confer voting control of the Company to Mr. Hong Wen Li, the current Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONGZAI INTERNATIONAL HOLDING GROUP, INC.

Date: January 9, 2006	By:	/s/ Hong Jun Li
Name: Hong Jun Li Title: President